                                                                    Exhibit 99.1
                                                                    ------------

                                 TRANSPRO, INC.
                                 100 Gando Drive
                               New Haven, CT 06513

                                                               December 15, 2004

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, WI 53403

Attention: Bradley C. Richardson

Ladies and Gentlemen:

     This letter modifies the letter dated October 28, 2004 (the "Letter")
concerning certain proposed transactions between Transpro, Inc. and Modine
Manufacturing Company.

     1. Paragraph 3 of the Letter is hereby deleted and replaced in its entirety with the following:

          Closing. It is anticipated that definitive agreements concerning the
     Transaction would be executed as soon as practicable following the execution of this letter and that the closing of the Transaction (the
     "Closing") would occur as soon as practicable thereafter, following the satisfaction or waiver of all conditions to Closing set forth in the definitive agreements providing for the Transaction (the "Definitive
     Agreements").

     2. The reference to "December 15, 2004" in Paragraph 9(a) of the Letter is
hereby deleted and replaced with a reference to "January 17, 2005."

     3. In all other respects, the Letter remains unchanged.

     If these changes are acceptable to you, please sign this letter in the space provided below.

                                                      Very truly yours,

                                                      TRANSPRO, INC.

                                                      By: /s/ Charles E. Johnson
                                                          ----------------------
                                                      Name: Charles E. Johnson
                                                            ------------------
                                                      Title: President and CEO
                                                             -----------------
Agreed:

MODINE MANUFACTURING COMPANY

By: /s/Bradley C. Richardson
    ------------------------
Name: Bradley C. Richardson
      ---------------------
Title: V.P. Finance, CFO
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